Exhibit 10.2

FIRST AMENDMENT TO PARTICIPATION AGREEMENT

THIS FIRST AMENDMENT TO PARTICIPATION AGREEMENT (this “Amendment”), dated as of April 29, 2008, is entered into among HEALTH NET FUNDING, INC., a Delaware corporation (the “U.S. Investor”) HEALTH NET, INC., a Delaware corporation (the “U.S. Parent”), LODGEMORE HOLDINGS INC., A Canadian corporation (the “Canadian Investor”), ING BANK N.V., a public company (naamloze vennootschap) organized under the laws of the Netherlands (the “Credit Risk Bank”) and HEALTH NET FINANCING, L.P., a Delaware limited partnership (the “Partnership”). Terms used but not otherwise defined herein shall have the meanings provided in the Participation Agreement described below.

W I T N E S S E T H

WHEREAS, the U.S. Investor, the U.S. Parent, the Canadian Investor, the Credit Risk Bank and the Partnership entered into that certain Participation Agreement dated as of December 19, 2007 (the “Participation Agreement”);

WHEREAS, the U.S. Parent has requested that the parties to the Participation Agreement agree to amend certain provisions of the Participation Agreement as hereinafter set forth; and

WHEREAS, the parties to the Participation Agreement have agreed to such modifications on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

PART 1

DEFINITIONS

SUBPART 1.1 Definitions. Capitalized terms used herein without definition shall have the same meanings as set forth in the Participation Agreement.

PART 2

AMENDMENT TO PARTICIPATION AGREEMENT

SUBPART 2.1 Amendment to the definition of “Consolidated Fixed Charge Coverage Ratio”. The definition of “Consolidated Fixed Charge Coverage Ratio” is hereby amended by replacing the reference therein to “Section 7.13” with “Section 7.13(d)”.

PART 3

MISCELLANEOUS

SUBPART 3.1 Instrument Pursuant to Participation Agreement. This Amendment is executed pursuant to the Participation Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Participation Agreement.

SUBPART 3.2 Counterpart. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

SUBPART 3.3 Governing Law. THIS AMENDMENT IS GOVERENED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS WITH THE EXCEPTION OF SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF NEW YORK.

SUBPART 3.4 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SUBPART 3.5 General. Except as amended hereby, the Participation Agreement shall continue in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Participation Agreement as of the date first above written.

HEALTH NET FUNDING, INC.

By:	/s/ Bret Morris
	Name:	Bret Morris
	Title:	Vice President

HEALTH NET, INC.

By:	/s/ Linda V. Tiano
	Name:	Linda V. Tiano
	Title:	General Counsel and Secretary

LODGEMORE HOLDINGS INC.

By:	/s/ Kieran O’Donnell
	Name:	Kieran O’Donnell
	Title:	Director

ING BANK N.V.

By:	/s/ Albert Jan Visser
	Name:	Albert Jan Visser
	Title:	Managing Director

By:	/s/ Beatrice Petit-Yvelin
	Name:	Beatrice Petit-Yvelin
	Title:	Director

HEALTH NET FINANCING, L.P.

By Health Net Funding, Inc., as General Partner

	By:	/s/ Bret Morris
	Name:	Bret Morris
	Title:	Vice President

Signature Page to First Amendment to Participation Agreement